Exhibit 10.8
Form 10-SB
Dr. Christopher's Original Formulas Inc.
File No.:


                         ASSIGNMENT

For and in consideration of a reduction of $54,085.24 in the promissory note dated July 1, 2000, in the original amount of $246,196.91, the undersigned hereby sells, transfers, and assigns to Christopher Enterprises, Inc., all of the undersigned's right title and interest in and to the inventory and equipment at the Dr. Christopher herb shop stores located in Orem and Springville, Utah, more particularly described on Exhibit A attached hereto and incorporated herein by this reference.

                              Dr. Christopher's Original
Formulas, Inc.


April 1, 2001                      By /s/ Robert Scott,
President

                            E-53
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